CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

In connection with the attached Report of The Swiss Helvetia Fund, Inc. (the “Registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer’s knowledge:

1.	the Form N-CSR fully complies with the requirements of Section 12(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 7, 2017

By:	/s/ Mark A. Hemenetz
Mark A. Hemenetz
Principal Executive Officer

By:	/s/ Alan M. Mandel
Alan M. Mandel
Treasurer and Principal Financial Officer